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EXHIBIT 99.1

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

        The following table summarizes certain selected historical consolidated financial data of AREP, which you should read in conjunction with its financial statements and the related notes contained in this Form 8-K and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The selected historical consolidated financial data as of December 31, 2004 and 2003, and for the years ended December 31, 2004, 2003 and 2002, have each been derived from our audited consolidated financial statements at those dates and for those periods, contained elsewhere in this report. The selected historical consolidated financial data as of December 31, 2002 and 2001 and for the year ended December 31, 2001 have each been derived from our audited consolidated financial statements at that date and for that period, not contained in this report. The selected historical consolidated financial data as of and for the year ended December 31, 2000 has been derived from our consolidated financial statements (unaudited) at that date and for that period. In addition, certain amounts have been reclassified as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144.

	Year Ended December 31,
	2004	2003	2002	2001	2000
	(in $000's, except per unit amounts)
Total revenues	$452,012	$368,946	$434,652	$414,545	$378,179

Operating income	$88,837	$68,979	$79,387	$63,938	$66,356
Other gains (losses):
Gain on sale of marketable equity and debt securities	40,159	2,607	—	6,749	—
Unrealized gains (losses) on securities sold short	(23,619)	—	—	—	—
Impairment loss on equity interest in GB Holdings, Inc.	(15,600)	—	—	—	—
(Loss) gain on sale of other assets	—	(1,503)	(353)	27	—
Gain on sales and disposition of real estate	5,262	7,121	8,990	1,737	6,763
Write-down of marketable equity and debt securities and other investments	—	(19,759)	(8,476)	—	—
(Loss) gain on limited partnership interests	—	—	(3,750)	—	3,461
Minority interest	—	—	(1,943)	(450)	(2,747)

Income from continuing operations before income taxes	95,039	57,445	73,855	72,001	73,833
Income tax (expense) benefit	(16,763)	1,573	(10,096)	25,664	379

Income from continuing operations	78,276	59,018	63,759	97,665	74,212

Discontinued operations:
Income from discontinued operations	7,500	7,653	6,937	7,944	6,260
Gain on sales and disposition of real estate	75,197	3,353	—	—	—

Total income from discontinued operations	82,697	11,006	6,937	7,944	6,260

Net earnings	$160,973	$70,024	$70,696	$105,609	$80,472

Net Earnings Attributable to:
Limited partners	$152,507	$59,360	$63,168	$66,190	$72,225
General partner	8,466	10,664	7,528	39,419	8,247

Net earnings	$160,973	$70,024	$70,696	$105,609	$80,472

	Year Ended December 31,
	2004	2003	2002(1)	2001(1)	2000(1)
	(in $000's except per unit amounts)
Net earnings per limited partnership unit:
Basic earnings:
Income from continuing operations	$1.55	$1.00	$1.12	$1.17	$1.35
Income from discontinued operations	1.76	0.24	0.15	0.17	0.13

Basic earnings per LP Unit	$3.31	$1.24	$1.27	$1.34	$1.48

Weighted average limited partnership units outstanding	46,098,284	46,098,284	46,098,284	46,098,284	46,098,284

Diluted earnings:
Income from continuing operations	$1.48	$0.94	$1.00	$1.05	$1.18
Income from discontinued operations	1.57	0.19	0.12	0.14	0.11

Diluted earnings per LP Unit	$3.05	$1.13	$1.12	$1.19	$1.29

Weighted average limited partnership units and equivalent partnership units outstanding	51,542,312	54,489,943	56,466,698	55,599,112	56,157,079

Other financial data:
Capital expenditures (excluding property acquisitions)	$16,221	$33,324	$21,896	$68,199	$52,598
	At December 31,
	2004	2003	2002(1)	2001(1)	2000(1)
	(in $000's)
Balance Sheet Data:
Cash and cash equivalents	$762,708	$487,498	$79,540	$83,975	$172,621
Hotel, casino and resort operating properties	339,492	340,229	335,121	339,201	264,566
Investment in U.S. Government and Agency obligations	102,331	61,573	336,051	313,641	475,267
Other investments	245,948	50,328	54,216	10,529	4,289
Total assets	2,263,057	1,646,606	1,706,031	1,721,100	1,566,597
Mortgages payable	91,896	180,989	171,848	166,808	182,049
Senior secured notes payable—7.85%	215,000	—	—	—	—
Senior unsecured notes payable—8 1/8%	350,598	—	—	—	—
Liability for preferred limited partnership units(1)	106,731	101,649	—	—	—
Partners' equity	$1,303,126	$1,270,214	$1,245,437	$1,136,452	$1,154,400

(1)
On July 1, 2003, we adopted Statement of Financial Accounting Standards No. 150 (SFAS 150), Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS 150 requires that a financial instrument, which is an unconditional obligation, be classified as a liability. Previous guidance required an entity to include in equity financial instruments that the entity could redeem in either cash or stock. Pursuant to SFAS 150, our preferred units, which are an unconditional obligation, have been reclassified from "Partners' equity" to a liability account in the consolidated balance sheets and the preferred pay-in-kind distribution for the period from July 1, 2003 to December 31, 2003 of $2.4 million and all future distributions have been and will be recorded as "Interest expense" in the consolidated statements of earnings.

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EXHIBIT 99.1